Pricing Supplement #2 dated June 11, 1997                Rule 424(b)(3)
(To Prospectus dated November 29, 1996 and               File No.  333-15953
Prospectus Supplement dated April 23, 1997)

                                  NIKE, Inc.

                         Medium-Term Notes - Fixed Rate


  Principal Amount: $50,000,000             Interest Rate: 6.69%
  Agents Commission or Discount: .5%        Default Rate: 6.69%
  Net proceeds to NIKE: $49,750,000         Stated Maturity: June 17, 2002
                                            Original Issue Date: June 16, 1997


Exchange Rate Agent (if other than the First National Bank of Chicago):

Interest Payment Dates:
  ----
  |   | March 1 and September 1
  ----
  ----
  | X | Other: June 1 and December 1
  ----

Record Dates:
  ----
  |   | February 15 and August 15
  ----
  ----
  | X | Other: May 15 and November 15
  ----

Redemption:
     ----
     | X |  The Notes cannot be redeemed prior to the Stated Maturity.
     ----
     ----
     |   |  The Notes may be redeemed prior to the Stated Maturity.
     ----
             Redemption Commencement Date:
             Initial Redemption Percentage:
             Annual Redemption Percentage Reduction: _____% until
                Redemption Percentage is 100% of the principal amount.

Optional Repayment:
     ----
     | X | The Notes cannot be repaid prior to the Stated Maturity
     ----
     ----
     |   | The Notes can be repaid prior to the Stated Maturity at
     ----  the option of the holder of the Notes.
                Optional Repayment Date(s):

Currency:
     Specified Currency:
     ----
     | X |  United States dollars
     ----
     ----
     |   | Other:
     ----
     Authorized Denomination:
     ----
     | X | $1,000 and integral multiples thereof
     ----
     ----
     |   | Other:
     ----
                         ----        ----
Original Issue Discount: |   | Yes   | X | No
                         ----        ----
    Total Amount of OID:
    Yield to Maturity:
    Initial Accrual Period:
      ----              ----
Form: | X | Book-Entry  |   | Certificated
      ----              ----
        ----
Agent:	  |   |  Goldman, Sachs & Co.
        ----
        ----
        |   |  Lehman Brothers Inc.
        ----
        ----
        | X |  Merrill Lynch & Co.
        ----
        ----
        | X |  Salomon Brothers Inc.
        ----
        ----
        |   |  Other _______________________________
        ----

Agent acting in the capacity as indicated below:
        ----                   ----
        |   |  Agent           | X | Principal
        ----                   ----

   If as principal:
     ----
     | X |   The Notes are being offered at varying prices related to
     ----    prevailing market prices at the time of resale.
     ----
     |   |   The Notes are being offered at a fixed initial public
     ----    offering price of _____% of principal amount.

   If as Agent:
     The Notes are being offered at a fixed initial public offering price of _____% of Principal Amount.

----
|   |  An Addendum (as defined in the Prospectus Supplement) is
---- attached hereto, containing terms and provisions to which reference is hereby made.

Other Provisions:  NONE